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                           SOOKOCHOFF CONSULTANTS INC.
                         Suite 317, 2120 West 4th Avenue
                          Vancouver, British Columbia,
                                 Canada, V6M 2G2



NEW PALTZ CAPITAL CORP.
West Vancouver, British Columbia
Canada


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated October 25, 2001 entitled "Geological Evaluation Report on the Oro Dinero Claim Group" in the Form SB-2 Registration Statement to be filed by New Paltz Capital Corp. with the United States Securities and Exchange Commission.




Dated  the  8th  day  of  January,  2002



SOOKOCHOFF  CONSULTANTS  INC.


Per: /s/ Laurence Sookochoff
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Laurence Sookochoff,  P.  Eng.